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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue

New York, New York 10171

(Address of principal executive offices) (Zip Code)

(212) 813-6000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2012, Steven L. Begleiter was elected to the Board of Directors of MarketAxess Holdings Inc. (the “Company”), effective immediately.

There were no arrangements or understandings pursuant to which Mr. Begleiter was elected as a director of the Company. Mr. Begleiter does not have a family relationship with any director or executive officer of the Company. There were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Begleiter had, or will have, a direct or indirect material interest.

On April 24, 2012, the Company issued a press release announcing Mr. Begleiter’s election, which is attached hereto as exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release entitled “MarketAxess Appoints Steven Begleiter to Board of Directors” issued by MarketAxess Holdings Inc. on April 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: April 24, 2012	By:	/s/ Richard M. McVey
Name: Richard M. McVey
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release entitled “MarketAxess Appoints Steven Begleiter to Board of Directors” issued by MarketAxess Holdings Inc. on April 24, 2012.

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